UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2014

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers

On February 4, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) evaluated the total compensation package for each of Farmer Mac’s four executive officers. Based on the Committee’s review of peer group market data, the Committee determined to make limited changes to the level of target total direct compensation for 2014 compared to 2013, with the total target direct compensation of each executive officer for 2014 increasing by approximately 2% compared to the targeted levels for 2013. The components of target total direct compensation are base salary, short-term incentive compensation (cash bonus), and long-term incentive compensation (equity-based grants). As part of its evaluation, the Committee decided to change the allocation of the three components of target total direct compensation for three of the four executive officers for 2014 to further align Farmer Mac’s executive compensation program with the compensation practices of Farmer Mac’s peer group. This change to the allocation of total compensation elements will result in a shift in compensation opportunity toward salary and annual cash compensation in 2014 for three of the four executive officers, coupled with a commensurate reduction in the targeted value of equity-based long-term incentive compensation. The Committee will consider the grant of equity-based long-term incentive compensation awards to the executive officers in April 2014, based on the new targeted values for this component of target total direct compensation.

Consistent with this approach for 2014 executive compensation decisions, the Committee approved the following changes to base salaries, to be effective retroactively to January 1, 2014:

•	Timothy L. Buzby, President and Chief Executive Officer: increase from $500,000 per year to $643,750 per year.

•	Tom D. Stenson, Executive Vice President and Chief Operating Officer: increase from $417,175 per year to $429,690 per year.

•	R. Dale Lynch, Senior Vice President – Chief Financial Officer: increase from $320,000 per year to $375,950 per year.

•	Stephen P. Mullery, Senior Vice President – General Counsel: increase from $307,500 to $340,930 per year.

These increases to base salary reflect the Committee’s determination to grant an annual merit increase of 3% to base salary after the reallocation of a portion of target total direct compensation to base salary as described above. This will consequently increase the target short-term incentive compensation for each executive officer in 2014, which is based on a specified percentage of base salary that remains unchanged for each executive officer in 2014 compared to 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: February 7, 2014